Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 11, 2012 (the "Effective Date"), among LONGHAI STEEL INC., a Nevada corporation (the "Company") and the investors signatory hereto (the "Purchaser"). Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Securities Purchase Agreement between the Company and the Purchaser dated May 11, 2012 (the "Purchase Agreement").

RECITALS

The Purchaser have entered into a Subscription Agreement with the Company pursuant to which the Purchaser have agreed to purchase Common Stock in the amount set forth in such Subscription Agreements.

As a condition to the purchase of the Common Stock, the parties have agreed to enter into this Agreement.

AGREEMENT

THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Certain Definitions

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Filing Date” means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 3(a), the 90th day following the Closing Date; (b) with respect to any additional Registration Statements required to be filed pursuant to Section 2(a), the 15th day following the Effective Date for the last Registration Statement filed pursuant to this Agreement under Section 2(a); (c) with respect to any additional Registration Statements required to be filed due to SEC Restrictions, the 15th day following the applicable Restriction Termination Date; (d) with respect to a Registration Statement required to be filed under Section 2(c), the 30th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Prospectus" means the prospectus included in any Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto and all material incorporated by reference therein.

"Purchase Price" means the aggregate purchase price paid by the Purchaser for the Common Stock issued to the Purchaser pursuant to the Subscription Agreements. Notwithstanding the foregoing, the Purchase Price shall exclude the value of any shares sold or otherwise disposed of by the Purchaser prior the Required Filing Date.

"Registerable Securities" means: (i) the Shares, (ii) any shares of Common Stock issuable upon the exercise of warrants issued to the Purchaser and (iv) any shares or other securities of the Company issued or issuable with respect thereto upon any stock split, stock dividend, recapitalization or similar event, excluding shares or other securities sold or transferred pursuant to an effective registration statement, sold or otherwise transferred pursuant to Rule 144 under the 1933 Act, sold or otherwise transferred pursuant to a transfer not requiring registration under the 1933 Act, held by a Purchaser who at such time is not an Affiliate of the Company and that are eligible for sale pursuant to Rule 144(k) under the 1933 Act, and held by a Purchaser who at such time is an Affiliate of the Company if all of such shares or other securities are eligible for sale pursuant to Rule 144 under the 1933 Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the 1933 Act.

"Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement, including all applicable registration and filing fees imposed by the SEC and any securities exchange or market on which the Registerable Securities are required to be listed and/or quoted, as the case may be, all fees and expenses incurred in connection with compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registerable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the Financial Industry Regulatory Agency ("FINRA"), all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, all fees and expenses incurred in connection with the listing, if any, of any of the Registerable Securities on any securities exchange or exchanges, and the fees and disbursements of counsel for the Company and of the independent public accountants of the Company. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing Purchaser or any underwriter or agent acting on behalf of Purchaser (other than the Broker), and transfer taxes, if any, relating to the sale or disposition of Registerable Securities by Purchaser, all of which shall be borne by Purchaser in all cases.

"Registration Statement" means a registration statement of the Company (and any other entity required to be a registrant pursuant to the requirements of the 1933 Act) covering all or a part of the Registerable Securities under the 1933 Act for which the Company is eligible, including all amendments (including post-effective amendments), exhibits and materials incorporated by reference therein.

"SEC" means the United States Securities and Exchange Commission.

Rules of Interpretation

Each term defined in the singular form in Section or elsewhere in this Agreement means the plural thereof whenever the plural form is used, and each term defined in the plural form means the singular thereof whenever the singular form is used. The use of a pronoun of any gender is applicable to all genders.

Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any other certificate, report or document made or delivered pursuant hereto.

A reference to any agreement, document or instrument refers to the agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and as permitted herein.

Except as otherwise specified, a reference to any applicable law refers to the law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and to any rules and regulations promulgated thereunder; and a reference to any section or other provision of any applicable law refers to that provision of the law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of the referenced section or other provision.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the Uniform Commercial Code as enacted in the State of Nevada and not specifically defined herein are used herein as defined therein.

Construction

The headings preceding the text of the sections of this Agreement and the exhibits hereto are for convenience only and shall not be deemed part of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

ARTICLE 2

PIGGYBACK REGISTRATION

Piggyback Registration

a.     If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registerable Securities, the Company will:

(i)     promptly give to the Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii)     include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registerable Securities specified in a written request or request, made by the Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2.01(b) below. Such written request may specify all or a part of the Holders’ Registerable Securities.

b.     If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 2.01(a)(i) . In such event the right of the Holder to registration pursuant to this Section 2.01 shall be conditioned upon the Holder’s participation in such underwriting and the inclusion of the Holder’s Registerable Securities in the underwriting to the extent provided herein. All stockholders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company, which underwriter(s) are reasonably acceptable to a majority-in-interest of the Holder. Notwithstanding any other provision of this Section 2.01, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registerable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter in the following manner: the securities of the Company held by officers and directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation or elimination on the number of shares is still required, then the securities of the Company held by other stockholders of the Company (other than Registerable Securities) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, then the number of shares that may be included in the registration statement and underwriting shall be allocated among all stockholders of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration at the time of filing the registration statement. If the Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

c.     All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2.01 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

d.     In the case of each registration effected by the Company pursuant to this Section 2.01, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(i)     Keep such registration effective for a period of one hundred eighty (180) days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 2.01(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(ii)     Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to reflect facts or events representing material or fundamental change in the information set forth therein or otherwise necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)     Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(iv)     Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(v)     Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vi)     Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registerable Securities, in each case not later than the effective date of such registration;

(vii)     Make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement;

(viii)     Furnish to Holder a signed counterpart, addressed to the selling Holder, of an opinion of counsel for the Company, dated the effective date of the registration statement, and

(ix)     Furnish to the Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering; and

(x)     Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

e.     Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.01.

f.     With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

(i)     Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)     Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(iii)     So long as the Holder or its assignees owns any Registrable Securities, furnish forthwith upon request by the Holder or its assignees a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

The rights to cause the Company to register securities granted to the Holder under this Section 2.01 may be transferred or assigned by Holder to a transferee or assignee of any shares of Common Stock, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned..

Effective Registration and Expenses

The Company shall promptly notify the Purchaser of the date and time of declaration of effectiveness of such Registration Statement. The Company shall pay the registration expenses in connection herewith.

ARTICLE 3

REGISTRATION

3.1     On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities. Each Registration Statement required to be filed under this Agreement shall be filed on Form S-1 (or if the Company is not then eligible to utilize such form of registration, it shall utilize such other available form appropriate for such purpose) and contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur unless such characterization is consistent with written information provided by the Holder in the Accredited Investor Questionnaire). Each Registration Statement required to be filed under this Agreement shall be filed on Form S-1 (or if the Company is not then eligible to utilize such form of registration, it shall utilize such other available form appropriate for such purpose) and contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur unless such characterization is consistent with written information provided by the Holder in the Selling Holder Questionnaire) the “Plan of Distribution” attached hereto as Annex B. The Company shall cause each Registration Statement required to be filed under this Agreement to be declared effective under the Securities Act as soon as possible.

3.2     Notwithstanding anything to the contrary contained in this Section 2, if the Company receives Commission Comments, and following discussions with and responses to the Commission in which the Company uses its reasonable best efforts and time to cause as many Registrable Securities for as many Holders as possible to be included in the Registration Statement filed pursuant to Section 3.1 without characterizing any Holder as an underwriter unless such characterization is consistent with written information provided by the Holder in the Accredited Investor Questionnaire (and in such regard uses its reasonable best efforts to cause the Commission to permit the affected Holders or their respective counsel to participate in Commission conversations on such issue together with Company Counsel, and timely conveys relevant information concerning such issue with the affected Holders or their respective counsel) (the day that such discussions and responses are concluded shall be referred to as the “Tolling Date”), the Company is unable to cause the inclusion of all Registrable Securities, then the Company may, following not less than three (3) Trading Days prior written notice to the Holders (i) remove from the Registration Statement such Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the Commission may require in order for the Commission to allow such Registration Statement to become effective; provided, that in no event may the Company characterize any Holder as an underwriter unless such characterization is consistent with written information provided by the Holder in the Accredited Investor Questionnaire (collectively, the “SEC Restrictions”). Unless the SEC Restrictions otherwise require, any cutback imposed pursuant to this Section 3.2 shall be allocated first upon the shares issuable upon the exercise of warrants issued to the Holder, and then among the remaining Registrable Securities of the Holders on a pro rata basis.

3.3     Promptly following any date on which the Company becomes eligible to use a registration statement on Form S-3 to register Registrable Securities for resale, the Company shall file a Registration Statement on Form S-3 covering all Registrable Securities (or a post-effective amendment on Form S-3 to the then effective Registration Statement) and shall cause such Registration Statement to be filed by the Filing Date for such Registration Statement and declared effective under the Securities Act as soon as possible. Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur unless such characterization is consistent with written information provided by the Holder in the Selling Holder Questionnaire) the “Plan of Distribution” attached hereto as Annex B. The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act.

ARTICLE 4

REGISTRATION PROCEDURES

Obligations of Company

In connection with the obligations of the Company with respect to the registration of the Registrable Securities contemplated herein, the Company shall:

prepare and file with the SEC such amendments and supplements (including required periodic reporting filings under the 1934 Act) to such Registration Statement and Prospectus included therein as may be necessary to keep such Registration Statement effective for the applicable period; cause the Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the 1933 Act; respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Purchaser thereof. The Company shall keep the Registration Statement effective at all times during the period continuing until the earlier of (i) the date when the Purchaser may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (ii) the date the Purchaser no longer own any of the Registrable Securities. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in the sentence above (i) to the extent that the Company is in possession of material non-public information (such that it has been advised by counsel that a failure to disclose such information would constitute a material omission from the prospectus) and it delivers written notice to each such Purchaser of Registrable Securities to the effect that such selling Purchaser may not make offers or sales under the Registration Statement for a period not to exceed 30 days from the date of such notice, or has executed a letter of intent for a material merger, acquisition or disposition transaction and it delivers written notice to each such Purchaser of Registrable Securities to the effect that such selling Purchaser may not make offers or sales under the Registration Statement for a period not to exceed 60 days from the date of such notice; provided, however, that the Company may deliver only two such notices within any 12-month period, or (ii) to the extent that such registration would require initial or continuing disclosure of events or proceedings yet unreported that, in the opinion of the Board of Directors of the Company, would not be in the best interests of the Company and its stockholders and such disclosure is not otherwise required under applicable law (including applicable securities laws), and the Company delivers written notice to each such Purchaser of Registrable Securities to the effect that such selling Purchaser may not make offers or sales for a period not to exceed 60 days from the date of such notice; provided, however, that the Company may deliver only one such notice within any 365-day period. The Purchaser shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Purchaser and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus. Such Purchaser also shall notify the Company in writing upon completion of such offer or sale or at such time as such Purchaser no longer intends to make offers or sales under the Registration Statement;

Use its best efforts to register or qualify the Registrable Securities by the time the Registration Statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Purchaser of Registrable Securities covered by the Registration Statement shall reasonably request in writing and keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by a Purchaser that has delivered a Registration Notice to the Company, whichever is shorter; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register, subject itself to taxation in any such jurisdiction, or file a general consent to service of process in any such jurisdiction;

Notify each selling Purchaser of Registrable Securities promptly and, if requested by such Purchaser, confirm in writing, when the Registration Statement and any post-effective amendments thereto have become effective, when any amendment or supplement to the Prospectus has been filed with the SEC, of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose, if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and of the happening of any event during the period the Registration Statement is effective as a result of which such Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be obligated to prepare and furnish any prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time would be materially detrimental to the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws); provided, further, that the Company may only delay its obligations pursuant to the aforementioned proviso for a period of 60 days in any 180-day period;

Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any part thereof as promptly as possible;

Cooperate with the selling Purchaser of Registrable Securities to facilitate the timely preparation and delivery of un-legended certificates representing Registrable Securities to be sold; and enable un-legended certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Purchaser may reasonably request at least two business days prior to any sale of Registrable Securities;

Use its best efforts to maintain the listing of the Common Stock on the securities market on which the Common Stock are now listed or on another national securities exchange or national market system, as those terms are used under the 1934 Act;

Use its best efforts to cause all Registrable Securities to be listed on any securities market or exchange on which similar securities issued by the Company are then listed; and

Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement.

Permit a single firm of counsel designated by the Purchaser to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects (a "Disputed Document"); provided, however, that if Purchaser's counsel objects to such a Disputed Document, the Required Filing Date and the Required Effectiveness Date provided in Section 2.01 above shall be extended for such period of time as it requires for the Company's counsel and Purchaser's counsel to agree on changes to such Disputed Document. The Company shall be responsible for payment of legal fees to the Purchaser's counsel for review of the Registration Statement in a maximum amount of $2,000.

Information to be provided

The Company may require each Purchaser of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Purchaser of such Registrable Securities as the Company may from time to time reasonably request in writing.

Duties of Purchaser

In connection with and as a condition to the Company’s obligations with respect to any Registration Statement, each Purchaser covenants and agrees that:

It will not offer or sell any Registrable Securities under the Registration Statement until it has received notice from the Company that the Registration Statement and any post-effective amendments thereto have become effective;

Upon receipt of any notice from the Company contemplated by Section 3.01(a) or (c), such Purchaser shall not offer or sell any Registrable Securities pursuant to the Registration Statement until, in the sole discretion of the Company, the event no longer precludes sale or such Purchaser receives copies of the supplemented or amended Prospectus contemplated by Section 3.01(c) and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Purchaser will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Purchaser’s possession, of the Prospectus as amended or supplemented at the time of receipt of such notice; and

the Purchaser and any of its officers, directors or affiliates, if any, shall comply with the provisions of Regulation M under the 1934 Act, or any successor regulations, as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement and shall enter into such written agreements as the Company shall request to ensure compliance with this Section.

ARTICLE 5

INDEMNIFICATION; CONTRIBUTION

Indemnification by the Company

The Company agrees to indemnify and hold harmless each Purchaser and its officers and directors and each Person, if any, who controls any Purchaser within the meaning of Section 15 of the 1933 Act as follows:

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Purchaser, officer, director or controlling Person may become subject under the 1933 Act or otherwise that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or incurred in connection with any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission contained in any Registration Statement, if such settlement is effected with the written consent of the Company; and

subject to the limitations set forth in Section 4.01(e), against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under Sections or;

any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company in connection with any registration, qualification, or compliance of the Registrable Securities or any other capital stock of the Company;

provided, however, that the indemnity provided pursuant to this Section shall not apply to any amounts paid in settlement of any such loss, liability, claim, damage or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld), or to any Purchaser with respect to any of the foregoing in this Section that arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in any Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto, or the Purchaser’s or an underwriter’s failure to deliver a copy of any Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished the Purchaser or underwriter with the requested number of copies of the same.

Indemnification by Purchaser

Each Purchaser severally agrees to indemnify and hold harmless the Company and the other selling Purchaser, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Purchaser within the meaning of Section 15 of the 1933 Act, to the same extent as the indemnity contained in Section 4.01, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such selling Purchaser for use therein relating to the Purchaser’s status as a selling security Purchaser, Purchaser’s failure to deliver a copy of any Registration Statement or Prospectus or any amendments or supplements thereto, to the extent such delivery is required to be made by Purchaser and after the Company has furnished Purchaser with the requested number of copies of the same, or the breach of any covenant contained in Section 3.03.

Conduct of Indemnification Proceedings

Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have under the indemnity agreement provided in Sections 4.01 or 4.02, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 4.01 or 4.02. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 4.03.

Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Purchaser shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Purchaser, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling Purchaser on the other (in such proportions that the selling Purchaser are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.04(b), each Person, if any, who controls a Purchaser within the meaning of Section 15 of the 1933 Act and directors and officers of a Purchaser shall have the same rights to contribution as such Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

Survival of Provisions

The obligations of the Company and Purchaser under this Section shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

ARTICLE 6

RULE 144 REPORTING

With a view to making available to each Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act;

file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1934 Act; and

so long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request a copy of the most recent annual and/or quarterly report of the Company and such other reports and documents as a Purchaser reasonably may request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

ARTICLE 7

TRANSFER OF SHARES

Restrictions

Purchaser agrees not to make any disposition of all or any portion of the Common Stock or Registrable Securities unless and until:

there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

the Purchaser shall have notified the Company of the proposed disposition and furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company and its counsel that such disposition will not require registration of such Registrable Securities under the 1933 Act.

The Purchaser agrees to not engage in hedging activities or engage in short sales of the Company’s Common Stock for so long as Purchaser owns any Registrable Securities.

Legends

Unless otherwise permitted by the provisions of this Agreement, each certificate representing Common Stock or Registrable Securities shall be stamped or otherwise imprinted with a legend (the "Private Placement Legend"), in addition to any legend required under applicable state securities laws.

Upon the exchange or replacement of Shares or Registrable Securities bearing the Private Placement Legend, the Company shall deliver only Shares or Registrable Securities, as applicable, that bear the Private Placement Legend, unless: such transfer or exchange is effected pursuant to an effective registration statement under the 1933 Act; or in the case of Shares, such Shares were acquired pursuant to an effective registration statement under the 1933 Act; or there is delivered to the Company an opinion of counsel reasonably satisfactory to the Company and its counsel that such disposition will not require registration of such Shares under the 1933 Act..

Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

Transfer of Rights to Subsequent Purchaser

Subject to the foregoing restrictions, the Company and the Purchaser hereby agree that any transferee and/or subsequent Purchaser of Registrable Securities shall be entitled to all benefits and subject to all obligations hereunder as a Purchaser of Registrable Securities. By its acceptance of any Shares or Registrable Securities bearing the Private Placement Legend, each Purchaser acknowledges the restrictions on transfer of the Common Stock and Registrable Securities, as applicable, set forth in this Agreement and agrees that it shall transfer the Common Stock or Registrable Securities, as applicable, only as provided in this Agreement.

ARTICLE 8

GENERAL PROVISIONS

Amendments and Waivers

The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Purchaser of a majority of the outstanding Registrable Securities. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this Section shall be provided by the Company to each Purchaser of Registrable Securities at least 30 days prior to the effective date of such amendment, modification, supplement, waiver or consent.

Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including subsequent Purchaser without the need for an express assignment. If any successor, assignee or transferee of any Purchaser shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

Specific Performance

The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

Notices

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made (x) upon actual receipt, when given by hand or confirmed facsimile or electronic mail transmission, (y) one day after delivery to the carrier, when given by overnight delivery service or (z) two days after mailing, when given by first-class registered or certified mail, postage prepaid, return receipt requested; in any case to the following address, or to such other address as a party, by notice to the other parties given pursuant to this Section , may designate from time to time:

If to the Purchaser, to the addresses set forth in Annex A attached hereto, with a copy to the Purchaser, at the address set forth in the Purchase Agreement.

If to the Company:	Longhai Steel Inc
Attention: Steven J. Ross

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, D.C 20037
Tel: 202-663-8000
Fax: 202-663-8007

Governing Law; Venue of Actions

This Agreement shall be governed and construed in accordance with the internal laws of the State of Nevada as applied to contracts made and performed within the State of Nevada, without regard to the principles thereof regarding resolution of conflicts of law.

The Company and each Purchaser hereby submit to the jurisdiction of any state court of competent jurisdiction in and for Nevada County, Nevada, or in the United States District Court for the District of Nevada sitting at Nevada in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other Party with respect thereto; and agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

Entire Agreement

This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Severability

In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Counterparts

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

* Signatures appear on following page *

SIGNATURES

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement to be as of the Effective Date.

LONGHAI STEEL INC.,

By: ____________________
       Mr. Chaojun Wang, CEO

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by the Purchaser as of the date set forth below.

Date:______________________ 2012	By: _____________________________
Its: _____________________________

ANNEX A

PURCHASER

Purchaser	Notice Address

ANNEX B

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

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Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it is the view of the Commission that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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